Exhibit 99.1
India Globalization Capital Receives Letter from NYSE MKT LLC
BETHESDA, MD--(GlobeNewsWire – April 4, 2017) – India Globalization Capital Inc. (NYSE MKT: IGC) announces that on April 3, 2017, it received a NYSE MKT LLC notice indicating that the Company has fallen below certain NYSE MKT continued listing standards because it failed to hold its annual meeting of stockholders for the fiscal year ending on March 31, 2016, as set forth in Section 704 of the Company Guide.

To regain compliance, the Company will hold the annual meeting promptly after filing its Form 10-K for fiscal year ended March 31, 2017, which is due by June 30, 2017, following the submission of a plan in form prescribed by the NYSE MKT LLC by April 10, 2017.

About IGC
India Globalization Capital is engaged in the development of cannabis-based therapies to treat pain, PTSD, seizures, cachexia, chronic and terminal neurological and oncological diagnoses, and other life altering conditions.  In support of this mission, IGC has assembled a portfolio of patent filings for its phytocannabinoid-based treatments. The company is based in Bethesda, Maryland.

For more information visit www.igcinc.us

Follow us on Twitter @IGCIR and Facebook.com/IGCIR/

Forward-looking Statements
Please see forward-looking statements as discussed in detail in IGC's Form 10-K for fiscal year ended March 31, 2016, and in subsequent reports filed with the U.S. Securities and Exchange Commission.
Contact Info:
Claudia Grimaldi
301-983-0998